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Exhibit 99.2

        I, James W. Bear, the Senior Vice President and Chief Financial Officer of The Steak n Shake Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended July 3, 2002, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Steak n Shake Company as of the dates and for the periods set forth therein.

                      /s/ James W. Bear
                      James W. Bear
                      Senior Vice President and
                      Chief Financial Officer
                      August 15, 2002

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Exhibit 99.2